UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	001-08125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

520 N. Rogers Road Olathe, KS 66062 (Address of principal executive office) (Zip Code)

(913) 747-6111 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On September 17, 2020, Torotel, Inc., a Missouri corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TT Group Industries, Inc., a Delaware corporation (“Parent”), and Thunder Merger Sub, Inc., a Missouri corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged (the “Merger”) with and into the Company, as a result of which the Company will continue as the surviving corporation and a wholly-owned subsidiary of Parent.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock (each a “Company Share”), other than shares owned by Parent, Merger Sub, or any wholly-owned subsidiary of the Company, or held in the Company’s treasury, will be cancelled and converted into the right to receive $6.17 per share in cash (the “Merger Consideration”). The Company will cause any shares of Company restricted common stock outstanding and subject to vesting conditions as of the Effective Time (whether vested or unvested) to become fully vested and free of any restrictions immediately prior to the Effective Time, and such shares will be treated as Company Shares for all purposes of the Merger Agreement, including the right to receive the Merger Consideration, subject to any applicable withholdings.

The board of directors of the Company (the “Company Board”) has unanimously approved and declared advisable the Merger Agreement, the Merger, and the other transactions contemplated thereby.

Completion of the transaction is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger Agreement by the holders of at least two-thirds of the issued and outstanding Company Shares (the “Company Shareholder Approval”), and (ii) other customary closing conditions, including the accuracy of each party’s representations and warranties (except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Merger Agreement)), each party’s performance in all material respects of its obligations under the Merger Agreement, and the absence of a Company Material Adverse Effect since the date of the Merger Agreement. Assuming the satisfaction of the conditions, the Company expects the transaction to close in the fourth calendar quarter of 2020. Holders of outstanding Company Shares that do not vote in favor of the Merger are entitled to exercise dissenter’s rights in accordance with the terms, conditions and procedures of the General and Business Corporation Law of Missouri and to receive the payment of the fair value of such shares following the completion of the transaction.

The Company has made customary representations and warranties in the Merger Agreement that expire at the Effective Time, as well as customary covenants, including covenants regarding the conduct of the business of the Company and its subsidiaries prior to the consummation of the Merger. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (i) the Company to file a proxy statement with the United States Securities and Exchange Commission (the “SEC”) and call and hold a meeting of the Company’s shareholders (the “Company Shareholders’ Meeting”) for the purpose of obtaining the Company Shareholder Approval, and (ii) the Company Board to recommend that the Company’s shareholders vote in favor of adoption of the Merger Agreement (the “Company Board Recommendation”).

The Merger Agreement prohibits the Company, its subsidiaries, and their respective representatives from soliciting, initiating, or knowingly taking any action to facilitate (including by way of furnishing information) the submission of any inquiries, or proposals that constitute or would reasonably be expected to lead to any Takeover Proposal (as defined in the Merger Agreement), or engage in any discussions or negotiations with respect thereto, or subject to certain exceptions, enter into an agreement relating to a Takeover Proposal. Subject to certain exceptions, the Company Board may not fail to make, withdraw, amend, modify, or materially qualify, in a manner adverse to Parent, the Company Board Recommendation, or approve, recommend, or resolve to, or publicly propose to, approve or recommend any Takeover Proposal (a “Company Adverse Recommendation Change”). However, prior to obtaining Company Shareholder Approval for the Merger (a) the Company may, subject to certain notice and other requirements, furnish information to and participate in discussions or negotiations with third parties with respect to an unsolicited Takeover Proposal that the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, (x) constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement), and (y) that the failure to take such action would be inconsistent with its fiduciary duties to the Company’s shareholders under applicable law, and (b) the Company Board may, subject to certain notice and other requirements, (x) effect a Company Adverse Recommendation Change and/or (y) terminate the Merger Agreement in order to enter into a definitive agreement with respect to an unsolicited Takeover Proposal, if the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that (1) such Takeover Proposal constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms of the Merger Agreement which may be offered by Parent, and (2) failure to take such action would be inconsistent with its fiduciary duties to the Company’s shareholders under applicable law.

The Merger Agreement contains certain termination rights, including the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before December 31, 2020. The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, including if the Merger Agreement is terminated by either the Company or the Parent as a result of the Company agreeing to a Superior Proposal or making a Company Adverse Recommendation Change with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee of $1,109,803 (“the Termination Fee”). In certain circumstances, if the Merger Agreement is terminated by either party, and within 12 months of such termination the Company enters into an agreement for and consummates another Takeover Proposal, the Company would be required to pay the Termination Fee to Parent. If the transactions contemplated by the Merger Agreement are consummated, the Company Shares will be deregistered under the Securities Exchange Act of 1934, as amended, and cease to be quoted on the OTC Pink Open Market.

The foregoing summaries of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement and made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Merger Agreement and should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts of conditions of the parties thereto or any of their respective subsidiaries or affiliates at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreements

In connection with the execution and delivery of the Merger Agreement, certain significant shareholders and each director and executive officer holding Company Shares, who collectively own approximately 62% of the Company’s outstanding shares, have signed Voting Agreements. Pursuant to the terms of the Voting Agreements each such shareholder has agreed, among other things, to vote their respective Company Shares (and any shares of Company common stock they may later acquire), in favor of the approval of the Merger and the adoption of the Merger Agreement and any related matters, against any Takeover Proposal and against any other action involving the Company that is intended, or would reasonably be expected to interfere with or adversely affect the consummation of the Merger or the transactions contemplated by the Merger Agreement.

In addition, in the Voting Agreements each shareholder agreed to certain affirmative and negative covenants, including: to not demand appraisal of any of their Company Shares (or shares of Company common stock they may later acquire) or exercise a right to dissent from the transactions contemplated by the Merger Agreement; to refrain from sales or other transactions involving their respective Company Shares (or shares of Company common stock they may later acquire); and to not solicit, initiate, encourage or facilitate the submission by any person(s) to the Company of any Takeover Proposal or any inquiries or proposals that would reasonably be expected to lead to any Takeover Proposal.

The foregoing description of the Voting Agreements does not purport to be complete and such description of the Voting Agreements is qualified in its entirety by reference to the form of the Voting Agreement, which is filed herewith as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with approving the Merger Agreement, the Company’s Board of Directors, effective upon the execution of the Merger Agreement, adopted three transaction bonus plans that will become effective only upon the Closing of the Merger and will result in bonuses being payable to each person serving on the Company board of directors and all Company employees, including the persons serving as executive officers. These new bonus plans are the (i) Torotel, Inc. Transaction Bonus Plan for Board Members (the “Board Member Bonus Plan”); (ii) Torotel, Inc. Additional Transaction Bonus Plan for Executives (the “Executive Bonus Plan”); and (iii) Torotel, Inc. Transaction Bonus Plan for Employees (the “Employee Bonus Plan”). Each bonus plan was adopted to, among other things, recognize all such persons’ significant contributions toward enhancing the value of the Company, providing retention incentives for the executive officers and employees to continue their employment with the Company through closing of the Merger, and in the case of certain executive officers partially mitigate significant excise taxes that would be imposed under Internal Revenue Code § 280G on the transaction bonuses and the amount realized on the sale by the executive officers of their shares of restricted stock vesting at the closing of the Merger.

For all transaction-related bonuses, the Company expects to pay aggregate bonuses of $1,177,000 to the persons serving as directors; aggregate supplemental bonuses of $2,500,000 to the executive officers, and bonuses to all Company employees, including $900,000 in aggregate payable to the executive officers. In each case, the bonuses will be paid following closing of the Merger, and only if a given recipient remains with the Company through the closing.

The foregoing description of the Board Member Bonus Plan, the Executive Bonus Plan and the Employee Bonus Plan does not purport to be complete and such description of each bonus plan is qualified in its entirety by reference to the Board Member Bonus Plan, the Executive Bonus Plan and the Employee Bonus Plan, which are filed herewith as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4.

Item 7.01 Regulation FD Disclosure

On September 17, 2020, the Company and Parent issued a joint press release announcing that the parties had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1.

Forward Looking Statements

This report contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “anticipate,” “believe,” “expect,” “future,” “intend,” “plan,” and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, the satisfaction of the conditions to closing the transaction in the anticipated timeframe or at all, the financing of the transaction, risks related to the financing of the transaction, the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners, and others with whom it does business, or on its operating results and businesses generally, and the Company’s ability to increase income streams, to grow revenue and earnings. These statements are only predictions and are subject to certain risks, uncertainties, and assumptions, which include, but are not limited to, those identified and described in the Company’s public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments, or otherwise, except as expressly required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company plans to file relevant materials with the SEC, including a proxy statement. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to each shareholder entitled to vote at the special meeting relating to the transaction. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or, without charge, from the Company by contacting the Company’s Chief Financial Officer at (913) 747-6111, or by writing to Chief Financial Officer, Torotel, Inc., 520 North Rogers Road, Olathe, Kansas 66062.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company shareholders with respect to the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended April 30, 2020, filed with the SEC on July 28, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated September 17, 2020, by and among Torotel, Inc., TT Group Industries, Inc. and Thunder Merger Sub, Inc.*
10.1	Form of Voting Agreement
10.2	Torotel, Inc. Transaction Bonus Plan for Board Members
10.3	Torotel, Inc. Additional Transactional Bonus Plan for Executives
10.4	Torotel, Inc. Transaction Bonus Plan for Employees**
99.1	Press Release dated September 17, 2020

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.

**Portions of Exhibit A to the Torotel Transaction Bonus Plan for Employees have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

Dated: September 23, 2020	By:	/s/ Heath C. Hancock
Heath C. Hancock
Vice President of Finance and Chief Financial Officer